UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 16, 2022

Date of Report (Date of earliest event reported)

SLINGER BAG INC.

(Exact name of registrant as specified in its charter)

Nevada	333-214463	61-1789640
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2709 N. Rolling Road, Suite 138

Windsor Mill, MD

21244

(Address of principal executive offices, including Zip Code)

(443) 407-7564

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 12, 2021 by Slinger Bag Inc. (the “Company”), on October 6, 2021, the Company entered into a merger agreement (the “Agreement”) with PlaySight Interactive Ltd. (“PlaySight”) and Rohit Krishnan, in his capacity as the Shareholders’ Representative (as defined in the Agreement) (the “Shareholder Representative”), pursuant to which PlaySight will, subject to the satisfaction or waiver of certain closing conditions, become a wholly owned subsidiary of the Company. Under the terms and subject to the conditions set forth in the Agreement, PlaySight will merge with and into to SB Merger Sub Ltd., a private company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“Merger Sub”), with PlaySight surviving as a wholly owned subsidiary of the Company. Pursuant to a deed of adherence entered into on February 16, 2022 between the Company, PlaySight, the Shareholder Representative and Merger Sub, Merger Sub joined in the Agreement and undertook to and covenanted with the other parties to the Agreement to observe, perform and be bound by the terms of the Agreement.

On February 16, 2022, the Company, Merger Sub, PlaySight and the Shareholder Representative entered into an Addendum to and Amendment to Agreement for the Merger (the “Amendment”). Pursuant to and in accordance with the terms of the Amendment, the Company agreed to purchase a certain number of shares of its common stock from certain of its shareholders for a maximum aggregate liability of $1.44 million and to issue a total of 1,428,571 options (the “Options”), exercisable to 1,428,571 shares of the Company’s common stock, to certain of the Company’s employees.

Under the terms of the Agreement, the Company agreed, among other things, to issue 28,333,333 shares of the Company’s common stock (subject to adjustment) in exchange for the merger (the “Completion Merger Consideration”). As a result of the parties to the Agreement having agreed to such adjustment, the parties to the Amendment have agreed that the Completion Merger Consideration shall comprise the issue by the Company of 25,379,683 shares of the Company’s common stock and the Options in exchange for the merger, and a cash sum equal to the value of 1,524,899 shares of the Company’s common stock (which would otherwise have been issued in exchange for the merger) to be used to cover certain expenses.

Under the terms of the Agreement, closing of the merger is conditional upon the satisfaction or waiver of, among other things, each of the following conditions on or before February 28, 2022:

a)	the clearance of the Company’s information Statement relating to the Agreement (the “Information Statement”), which will include audited financial statements of PlaySight (including confirmation that such Information Statement will not be reviewed), by the Securities and Exchange Commission for mailing or otherwise making available to the Company’s shareholders;

b)	Israeli tax rulings having been obtained;

c)	the Company having paid (i) all of the costs, charges and expenses of the accounting firm to be incurred by the Company and/or PlaySight relating to the financial information required to be included in the Company’s Information Statement and (ii) all the professional advisers’ costs, charges and expenses incurred by PlaySight in connection with the transactions contemplated by the Agreement, (iii) certain outstanding loans payable by PlaySight as at closing (excluding certain PlaySight convertible notes) as may be agreed by the Company and PlaySight and (iv) up to $5,000,000 in aggregate principal amount together with accrued interest of PlaySight convertible notes (collectively (i)-(iv), the “Transaction Costs”); and

d)	Chen Sachar and Evgeni Khazanov (each a “Key Executive”) being employed by or providing consulting services to PlaySight at closing of the merger under the terms of an employment or consulting and non-competition agreement to be entered into between such Key Executive and PlaySight or its subsidiary prior to closing of the merger on terms satisfactory to the Company (the “Relevant Agreements”).

Pursuant to Amendment, the parties agreed to waive the foregoing closing conditions set forth in the Agreement (which in the case of the condition that the Israeli tax rulings having been obtained is a waiver of such condition insofar as it relates to the tax ruling pursuant to section 102 of the Israel Tax Ordinance) and the Company has agreed to pay the Transaction Costs within no later than five (5) Business Days following the closing of the merger. The parties have agreed to use all commercially reasonable endeavors to cooperate and negotiate and finalize as soon as reasonably practicable acting reasonably and in good faith the Relevant Agreements.

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In October 2020, the Company appointed the first three representatives of the Slinger Advisory Board, which included George Mackin, as a Media and Smart technology professional having previously owned the Indian Wells Tennis event and Tennis.com media. George Mackin is currently Chairman of PlaySight.

On July 21, 2021, Slinger Bag Americas Inc., a Delaware corporation and subsidiary of the Company, and PlaySight entered into a Convertible Loan Agreement (the “CLA”), under which the lender thereunder lent PlaySight funds in an amount of $2,000,000. The CLA was extinguished in connection with the closing of the merger.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information reported in Item 1.01 is incorporated by reference into this Item 2.01.

On February 21, 2022 (the “Closing Date”), the Company completed its previously announced acquisition of PlaySight, pursuant to the Agreement (as amended by the Amendment). Under the terms of the Agreement, PlaySight merged with and into Merger Sub (the “Merger”), with PlaySight as the surviving entity in the Merger. As a result of the Merger, PlaySight is a wholly-owned subsidiary of the Company.

Pursuant to the Agreement, at the effective time of the Merger (the “Effective Time”), the Company issued 25,379,683 shares of the Company’s common stock (subject to adjustment) to PlaySight’s shareholders, has agreed to issue the Options to certain of PlaySight’s shareholders and will use a cash sum equal to the value of 1,524,899 shares of the Company’s common stock (which would otherwise have been issued in exchange for the merger) to cover certain expenses. The Agreement also contemplates the Company paying up to a maximum of 5,142,858 earn-out shares (subject to the fulfilment of certain milestones and reduction under certain circumstances) to certain shareholders and employees of PlaySight. Immediately prior to the Effective Time, (i) each option to purchase PlaySight common stock under an equity incentive plan of PlaySight and (ii) certain convertible notes, in each case were converted into shares of PlaySight’s common stock entitling the holders thereof to the Company’s common stock in connection with the Merger as provided for in the Agreement.

The foregoing description of the Merger is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference, and the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On February 22, 2022, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K no later than 71 days following the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after this Current Report on Form 8-K was required to be filed.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Merger Agreement dated October 6, 2021, among Slinger Bag Inc., PlaySight Interactive Ltd., and Rohit Krishnan, in his capacity as Shareholders’ Representative (Incorporated by reference to the Company’s Current Report as previously filed on Form 8-K on October 12, 2021)
10.1	Addendum to and Amendment to Agreement for the Merger, dated February 16, 2022, among Slinger Bag Inc., PlaySight Interactive Ltd., Rohit Krishnan, in his capacity as Shareholders’ Representative, and SB Merger Sub Ltd.
99.1	Press Release, dated February 22, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Slinger Bag inc.
a Nevada corporation

Dated: February 22, 2022	By:	/s/ Mike Ballardie
Chief Executive Officer

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